EXHIBIT 10.1

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is dated                              , 20        , and is between Pier 1 Imports, Inc., a Delaware corporation (the “Company”), and                     (“Indemnitee”).

It is essential to the Company to retain and attract as its directors and officers the most capable persons available. Indemnitee is a director or an officer, or both a director and an officer, of the Company. Both the Company and Indemnitee recognize the increased risk of litigation and other claims currently being asserted against directors and officers of corporations.

The Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”) and Amended and Restated Bylaws of the Company (the “Bylaws”) require the Company to indemnify and advance expenses to its directors and officers to the fullest extent permitted under Delaware law, and the Indemnitee has been serving and continues to serve as a director or as an officer, or as both a director and officer, of the Company in part in reliance on these indemnification and advancement rights in the Company’s Certificate of Incorporation and Bylaws.

In recognition of Indemnitee’s need for (i) protection against personal liability based on Indemnitee’s reliance on the Certificate of Incorporation and Bylaws, (ii) contractual assurance that the protection promised by the Certificate of Incorporation and Bylaws will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of the Certificate of Incorporation and Bylaws or any change in the composition of the Company’s Board of Directors or change in control of the Company), and (iii) an inducement to provide effective services to the Company as a director or officer, or both, the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the fullest extent permitted by law and as set forth in this Agreement, and to provide for the continued coverage of Indemnitee under the Company’s directors’ and officers’ liability insurance policies.

The Company and the Indemnitee therefore agree as follows:

1.	Certain Definitions.

(a)        “Affiliate” means any corporation or other person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

(b)        “Board” means the Board of Directors of the Company.

(c)        A “Change in Control” means:

(i)        the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (x) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”). Notwithstanding the foregoing, for purposes of this clause (i), the following acquisitions will not constitute a Change in Control: (A) any acquisition directly from the Company or any acquisition from other stockholders where such acquisition was approved in advance by the Board, (B) any acquisition by the Company, or (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

(ii)        individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

(iii)        consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)        approval by the stockholders of a complete liquidation or dissolution of the Company.

(d)        “Expense Advance” is defined in Section 2(c).

(e)        “Expenses” means any reasonable expense or cost of any type or description paid or incurred in connection with investigating, defending, being a witness in, or participating in (including on appeal) any Proceeding relating to any Indemnifiable Event, and in connection with preparing to investigate, defend, be a witness in, or participate in (including on appeal) any Proceeding relating to any Indemnifiable Event, including, without limitation, all attorneys’ fees and retainers and all other expenses, costs, disbursements, and obligations of any type or description reasonably paid or incurred in connection with investigating, defending, being a witness in, or participating in (including on appeal), and in connection with preparing to investigate, defend, be a witness in, or participate in (including on appeal), any Proceeding relating to any Indemnifiable Event.

(f)        “Indemnifiable Amounts” means any and all Expenses, liabilities, losses, damages, judgments, fines (including excise taxes and penalties assessed with respect to any employee benefit plan), and amounts paid in settlement arising out of or resulting from any Proceeding relating to any Indemnifiable Event, any and all interest, assessments, or other charges paid or payable in connection with or in respect of any such Expenses, liabilities, losses, damages, judgments, fines, excise taxes, penalties, or amounts paid in settlement, and any and all federal, state, local, or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement.

(g)        “Indemnifiable Event” means any event or occurrence that takes place either prior to, on or after the execution of this Agreement, related to the fact that Indemnitee is or was a director or officer of the Company, or while a director or officer is or was serving at the request of the Company as a director, officer, employee, trustee, agent, or fiduciary of another foreign or domestic corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation that was a predecessor corporation of the Company, or was serving as a director, officer, employee, trustee, agent, or fiduciary of another enterprise at the request of such predecessor corporation, or related to anything done or not done by Indemnitee in any such capacity, whether or not the basis of the Proceeding is alleged action in an official capacity as a director, officer, employee, trustee, agent, or fiduciary or in any other capacity while serving as a director, officer, employee, trustee, agent, or fiduciary as described above.

(h)        “Independent Counsel” means an attorney or firm of attorneys, selected in accordance with the provisions of Section 3, (i) who or which is experienced in matters of the corporate law of the State of Delaware, (ii) who or which has not otherwise performed services within five years preceding the date of engagement as Independent Counsel (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements) for the Company, Indemnitee, or, following a Change in Control, for any Parent (as defined in Rule 12b-2 under the Exchange Act) of the Company, and (iii) who or which, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(i)        “Proceeding” means any threatened, pending, or completed action, suit, or proceeding or any alternative dispute resolution mechanism (including an action by or in the right of the Company), or any claim, inquiry, hearing, or investigation, whether conducted by the Company or any other party, that Indemnitee in good faith believes might lead to the institution of any such action, suit, or proceeding, whether civil, criminal, administrative, investigative, or other.

(j)        “Reviewing Party” means the person or body appointed in accordance with Section 3.

2.	Agreement to Indemnify.

(a)        General Agreement. In the event Indemnitee was, is, or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Proceeding by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee from and against any and all Indemnifiable Amounts to the fullest extent permitted by law, as the same exists or may hereafter be amended or interpreted. The parties hereto intend that this Agreement shall provide for indemnification to the fullest extent permitted by law, including in excess of indemnification expressly permitted by statute. This includes, without limitation, any indemnification provided by the Company’s Certificate of Incorporation, its Bylaws, vote of its stockholders or disinterested directors, or applicable law.

(b)        Initiation of Proceeding. Notwithstanding anything in this Agreement to the contrary, Indemnitee shall not be entitled to indemnification or Expense Advances pursuant to this Agreement in connection with any Proceeding initiated by Indemnitee against the Company or any director or officer of the Company unless (i) the Company has joined in, or the Board has consented in writing to, the initiation of such Proceeding; (ii) the Proceeding is one to enforce indemnification or advancement rights under Section 5; or (iii) the Proceeding is instituted after a Change in Control (other than a Change in Control approved by a majority of the directors on the Board who were directors immediately prior to such Change in Control) and Independent Counsel has approved its initiation.

(c)        Expense Advances. Expenses incurred by an Indemnitee shall be paid by the Company in advance of the final disposition of a Proceeding (an “Expense Advance”). Indemnitee undertakes to repay the amount of each Expense Advance if it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company. No further confirmation of this undertaking to repay the amount of each Expense Advance or other agreement to repay the amount of each Expense Advance shall be required from Indemnitee unless the Reviewing Party has provided a written determination to the Indemnitee that such a further undertaking or agreement is required by law. Indemnitee’s undertaking to repay the amount of each Expense Advance shall be unsecured and no interest shall be charged thereon. The Company shall pay to Indemnitee the amount of each requested Expense Advance within 20 days following receipt from Indemnitee of a written request for an Expense Advance. Indemnitee shall have the right to enforce Indemnitee’s rights for Expense Advances as provided in Section 4(b). If Indemnitee has commenced or commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, as provided in Section 4(b), any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding, and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination (as to which all rights of appeal therefrom have been exhausted or have lapsed) is made with respect thereto. This Section 2(c) shall not apply to any claim made by Indemnitee for which indemnification is excluded pursuant to Section 2(b) or 2(f).

(d)        Mandatory Indemnification. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding relating in whole or in part to an Indemnifiable Event, or in defense of any claim, issue or matter therein, the Company shall indemnify Indemnitee from and against any and all Indemnifiable Amounts incurred in connection therewith.

(e)        Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for only a portion of Indemnifiable Amounts, and not for the total amount thereof, the Company shall indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

(f)        Prohibited Indemnification. No indemnification pursuant to this Agreement shall be paid by the Company on account of any Proceeding in which judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Exchange Act or similar provisions of any state or local laws.

3.      Reviewing Party. Prior to any Change in Control, the Reviewing Party shall be any appropriate person or body consisting of a member or members of the Board or, to the extent permitted by law, any other person or body appointed by the Board who is not a party to the particular Proceeding with respect to which Indemnitee is seeking indemnification. After a Change in Control, Independent Counsel shall be the Reviewing Party. With respect to all matters arising after a Change in Control (other than a Change in Control approved by a majority of the directors on the Board who were directors immediately prior to such Change in Control) concerning the rights of Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement or under applicable law or under the Company’s Certificate of Incorporation or Bylaws now or hereafter in effect relating to indemnification for Indemnifiable Events, the Company shall seek legal advice only from Independent Counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld or delayed). The Independent Counsel, among other things, shall provide a written opinion to the Company and Indemnitee as to whether and to what extent the Indemnitee should be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the Independent Counsel and to indemnify fully the Independent Counsel against any and all expenses (including attorneys’ fees), claims, liabilities, loss, and damages arising out of or relating to this Agreement or the engagement of Independent Counsel pursuant hereto.

4.      Indemnification and Expense Advance Process and Appeal.

(a)        Indemnification and Expense Advance Payments. Indemnitee shall be entitled to indemnification of Indemnifiable Amounts, and shall receive payment thereof, from the Company in accordance with this Agreement as soon as practicable after Indemnitee has made written demand on the Company for indemnification, unless the Reviewing Party has made a written determination that Indemnitee is not entitled to indemnification under applicable law. Indemnitee shall be entitled to Expense Advances, and shall receive payment thereof, from the Company in accordance with Section 2(c).

(b)        Suit to Enforce Rights. Regardless of any action by the Reviewing Party, if Indemnitee has not received payment in full within 45 days after making a written demand for indemnification of Indemnifiable Amounts in accordance with Section 4(a), or within 20 days after making a written request for an Expense Advance in accordance with Section 2(c), Indemnitee shall have the right to enforce Indemnitee’s indemnification rights under this Agreement by commencing litigation in any court in the State of Texas or the State of Delaware having subject matter jurisdiction thereof seeking an initial determination by the court or challenging any determination by the Reviewing Party or any aspect thereof. The Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party not challenged by the Indemnitee shall be binding on the Company and Indemnitee. The remedy provided for in this Section 4 shall be in addition to any other remedies available to Indemnitee at law or in equity.

(c)        Defense to Indemnification and Burden of Proof. It shall be a defense to any action brought by Indemnitee against the Company to enforce this Agreement (other than an action brought to enforce a claim for an Expense Advance) that it is not permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed. In connection with any such action or any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proving such a defense or determination shall be on the Company. Neither the failure of the Reviewing Party or the Company (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action by Indemnitee that indemnification of the claimant is proper under the circumstances because Indemnitee has met the standard of conduct set forth in applicable law, nor an actual determination by the Reviewing Party or Company (including its Board, independent legal counsel, or its stockholders) that the Indemnitee had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct.

(d)        Presumptions. For purposes of this Agreement, Indemnitee shall be deemed to have acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company if Indemnitee’s actions or omissions to act are taken in good faith reliance upon the records of the Company, including its financial statements, or upon information, opinions, reports or statements furnished to Indemnitee by officers or employees of the Company in the course of their duties, or by committees of the Board, or by any other person (including legal counsel, accountants, consultants and financial advisors) as to matters Indemnitee reasonably believed were within such other person’s professional or expert competence and who were selected with reasonable care by or on behalf of the Company. In addition, the knowledge or actions, or failures to act, of any director, officer, agent or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right of Indemnitee to indemnity hereunder. For purposes of this Agreement, the termination of any claim, action, suit, or proceeding, by judgment, order, settlement (whether with or without court approval), conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

5.        Indemnification for Expenses Incurred in Enforcing Rights. The Company shall indemnify Indemnitee against any and all Expenses that are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or an Expense Advance under this Agreement or any other agreement or under applicable law or under the Company’s Certificate of Incorporation or Bylaws now or hereafter in effect relating to indemnification for Indemnifiable Events, and for recovery under directors’ and officers’ liability insurance policies maintained by the Company, but only in the event that Indemnitee ultimately is determined to be entitled to such indemnification, Expense Advance, or insurance recovery, as the case may be. The Company shall advance the foregoing Expenses to Indemnitee, subject to and in accordance with Section 2(c).

6.        Notification and Defense of Proceeding.

  (a)        Notice. Promptly after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof; but the omission so to notify the Company will not relieve the Company from any liability that it may have to Indemnitee, except as provided in Section 6(c).

  (b)        Defense. With respect to any Proceeding as to which Indemnitee notifies the Company of the commencement thereof, the Company may participate in the Proceeding at the Company’s own expense. The Company may also, if the Company so elects, assume the defense of any such Proceeding with counsel reasonably satisfactory to Indemnitee except

  (i)        a Proceeding brought by or on behalf of the Company,

  (ii)       a Proceeding in which Indemnitee has reasonably determined that there may be a conflict of interest between Indemnitee and the Company in the defense of the Proceeding,

  (iii)      a Proceeding continuing or commenced after a Change in Control (other than a Change in Control approved by a majority of the directors on the Board who were directors immediately prior to such Change in Control) in which Independent Counsel approves Indemnitee’s providing Indemnitee’s own defense with counsel selected by Indemnitee, or

  (iv)      a Proceeding in which the Company shall not in fact have employed counsel to assume the defense of such Proceeding.

A Proceeding, the defense of which is properly assumed by the Company pursuant to this Section 6(b), is referred to as an “Authorized Assumed Proceeding,” and any Proceeding, the defense of which cannot be assumed or continued by the Company because it is a Proceeding described in clauses (i), (ii), (iii), or (iv) of the preceding sentence, is referred to as a “Non-Authorized Proceeding.” All Expenses of an Authorized Assumed Proceeding shall be borne by the Company. After notice from the Company to Indemnitee of the Company’s election to assume the defense of an Authorized Assumed Proceeding, the Company shall not be liable to

Indemnitee under this Agreement or otherwise for any Expenses subsequently paid or incurred by Indemnitee in connection with the defense of such Authorized Assumed Proceeding other than reasonable costs of transition and investigation. Indemnitee shall have the right to employ legal counsel in an Authorized Assumed Proceeding, but all Expenses related thereto incurred after notice from the Company of the Company’s assumption of the defense of an Authorized Assumed Proceeding shall be at Indemnitee’s expense. Indemnitee shall be entitled to receive Expense Advances and to be indemnified for all Expenses paid or incurred by Indemnitee related to or arising out of a Non-Authorized Proceeding as provided in this Agreement.

  (c)        Settlement of Claims. The Company shall not be liable to indemnify Indemnitee under this Agreement or otherwise for any amounts paid in settlement of any Proceeding effected without the Company’s written consent, such consent not to be unreasonably withheld or delayed; provided, however, that if a Change in Control has occurred (other than a Change in Control approved by a majority of the directors on the Board who were directors immediately prior to such Change in Control), the Company shall be liable for indemnification of Indemnitee for amounts paid in settlement to the fullest extent permitted by law if the Independent Counsel has approved the settlement. The Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent, which shall not be unreasonably withheld or delayed.

7.        Establishment of Trust. If a Change in Control occurs (other than a Change in Control approved by a majority of the directors on the Board who were directors immediately prior to such Change in Control), the Company shall, upon written request by Indemnitee, create a Trust for the benefit of the Indemnitee and, from time to time upon written request of Indemnitee, shall fund the Trust in an amount sufficient to satisfy any and all Indemnifiable Amounts reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for, participating in, and defending any Proceeding relating to an Indemnifiable Event. The amount or amounts to be deposited in the Trust pursuant to the foregoing funding obligation shall be determined by the Independent Counsel. The terms of the Trust shall provide that (i) the Trust shall not be revoked or the principal thereof invaded without the written consent of the Indemnitee, (ii) the Trustee shall advance, within ten business days of a request by the Indemnitee, any and all Expenses to the Indemnitee (and the Indemnitee hereby agrees to reimburse the Trust under the same circumstances for which the Indemnitee would be required to reimburse the Company under Section 2(c) of this Agreement), (iii) the Trust shall continue to be funded by the Company in accordance with the funding obligation set forth above, (iv) the Trustee shall promptly pay to the Indemnitee all amounts for which the Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise, and (v) all unexpended funds in the Trust shall revert to the Company upon a final determination by the Independent Counsel or a final, non-appealable judgment of a court of competent jurisdiction, as the case may be, that the Indemnitee has been fully indemnified under the terms of this Agreement. The Trustee shall be chosen by the Indemnitee. Nothing in this Section 7 shall relieve the Company of any of its obligations under this Agreement. All income earned on the assets held in the Trust shall be reported as income by the Company for federal, state, local, and foreign tax purposes. The Company shall pay all costs of establishing and maintaining the Trust and shall indemnify the Trustee against any and all expenses (including attorneys’ fees), claims, liabilities, loss, and damages arising out of or relating to this Agreement or the establishment and maintenance of the Trust.

8.        Non-Exclusivity. The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Company’s Certificate of Incorporation, Bylaws, applicable law, or otherwise. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification than would be afforded currently under the Company’s Certificate of Incorporation, Bylaws, applicable law, or this Agreement, it is the intent of the parties that Indemnitee enjoy by this Agreement the greater benefits so afforded by such change.

9.        Liability Insurance. The Company shall purchase and maintain in effect for the benefit of the Indemnitee one or more valid, binding and enforceable policies providing director and officer liability insurance (“D&O Insurance”). Such insurance shall provide the same coverage as the D&O Insurance coverage available for any director or officer of the Company.

10.        Amendment of this Agreement. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be binding unless in the form of a writing signed by the party against whom enforcement of the waiver is sought, and no such waiver shall operate as a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

11.        Subrogation. In the event of any payment by the Company to Indemnitee under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

12.        No Duplication of Payments. The Company shall not be liable under this Agreement to make any indemnification payment or Expense Advance to Indemnitee in connection with any Indemnifiable Event to the extent Indemnitee has otherwise received payment (under the Certificate of Incorporation, or under any bylaw, agreement, vote of stockholders or disinterested directors, insurance policy, or otherwise) of the amounts otherwise indemnifiable or payable hereunder.

13.        Duration of Agreement. This Agreement shall continue until and terminate upon the last to occur of the following dates: (i) ten years following the date on which Indemnitee ceased to be a director of the Company; (ii) ten years following the date on which Indemnitee ceased to be an officer of the Company; (iii) one year after the final disposition of any Proceeding (as to which all rights of appeal therefrom have been exhausted or have lapsed) in respect of which Indemnitee is granted indemnification or advancement of Expenses hereunder, or (iv) one year after the final disposition of any Proceeding (as to which all rights of appeal therefrom have been exhausted or have lapsed) commenced by Indemnitee pursuant to Section 4(b) of this Agreement relating to any Proceeding in respect of which Indemnitee is granted indemnification or advancement of Expenses hereunder.

14.        Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business and/or assets of the Company), assigns, spouses, heirs, and personal and legal representatives. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity pertaining to an Indemnifiable Event even though Indemnitee may have ceased to serve in such capacity at the time of any Proceeding.

15.        Severability. If any provision (or portion thereof) of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void, or otherwise unenforceable, that is not itself invalid, void, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, void, or unenforceable.

16.        Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such State without giving effect to its principles of conflicts of laws.

17.        Notices. All notices, demands, and other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand, against receipt, or mailed, postage prepaid, certified mail, return receipt requested, and addressed to the Company at:

Pier 1 Imports, Inc.

100 Pier 1 Place

Fort Worth, Texas 76102

Attention: General Counsel

and to Indemnitee at the address set forth below Indemnitee’s signature hereto.

Notice of change of address shall be effective only when given in accordance with this Section. All notices complying with this Section shall be deemed to have been received on the date of hand delivery or on the third business day after mailing.

18.        Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

19.        Prior Indemnity Agreement Superseded. This Agreement supersedes that certain Indemnity Agreement dated                              ,             , between the Company and Indemnitee.

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day specified above.

PIER 1 IMPORTS, INC.

By:
Name:
Title:

INDEMNITEE

Name:

Address: